EXHIBIT S

Amendment to Harbert Mezzanine Partners II, L.P. Commitment Letter

Exhibit S

HARBERT MEZZANINE PARTNERS II, L.P.

618 Church Street, Suite 500

Nashville, TN 37219

October 30, 2007

BBAC, LLC

3060 Peachtree Road, NW

Suite 1410

Atlanta, GA 30305

Re:	Letter Agreement dated June 7, 2007, as amended by that certain Letter Agreement dated September 25, 2007, among BBAC, LLC (“BBAC”) and Harbert Mezzanine Partners II, L.P. (together with certain of its affiliates selected by Harbert Mezzanine Partners II, L.P. in its sole discretion, collectively “Harbert”) with respect to the (i) commitment for up to $7,000,000 senior subordinated second lien term notes and (ii) equity co-investment of up to $1,000,000 in BBAC (the “Commitment Letter”).

Ladies and Gentlemen:

Reference is made to the Commitment Letter and the Term Sheet referenced therein, dated June 7, 2007, as amended by that certain Letter Agreement dated September 25, 2007, by Harbert and accepted by BBAC. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Commitment Letter.

You have requested, and Harbert hereby agrees, that the Commitment Letter and the Term Sheet each be amended by extending the expiration dates set forth therein. The Commitment Letter is hereby amended by replacing the reference to “October 31, 2007” appearing in the seventh paragraph of the Commitment Letter set forth on page three of the Commitment Letter to “November 5, 2007”. The Term Sheet is hereby amended by changing the reference to “October 31, 2007” appearing in the section entitled “Collateral” set forth on page three of the Term Sheet to “November 5, 2007”.

This letter shall become a binding agreement upon execution effective as of October 31, 2007 by each of the BBAC and Harbert. This letter may be signed in one or more counterparts (which may be by facsimile transmission).

This letter shall be governed by laws of the State of New York.

Except as modified hereby, the terms of the Commitment Letter, the Term Sheet and the Working Fee Letter remain in full force and effect.

[Signature Pages Follow]

BBAC, LLC

October 30, 2007

Very truly yours,

HARBERT MEZZANINE PARTNERS II, L.P.

By:	HMP II SBIC GP, LLC, its General Partner

By:	Harbert Mezzanine Partners II GP, LLC, its Sole Manager

By:	Harbert Mezzanine Manager II, Inc., its Sole Manager

By:	/s/ J. Pryor Smartt
Name:	J. Pryor Smartt
Title:	Director of Investments

Accepted and agreed to as of the date first written above by:

BBAC, LLC

By:	/s/ Reid M. Zeising
Name:	Reid M. Zeising
Title:	Chairman of the Board